Filed Pursuant to Rule 424(b)(3)
Registration No. 333-233250
Prospectus
FLUENT, INC.

1,565,443 Shares of Common Stock
This prospectus will be used from time to time by the selling security holders named in this prospectus to resell up to 1,565,443 shares of common stock, which are issuable upon the exercise of outstanding warrants, which we refer to as the Securities. The selling security holders acquired the Securities in private offerings exempt from registration under the Securities Act.
The Securities may be offered from time to time by the selling security holders on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, through one or more methods or means as described in the section entitled “Plan of Distribution” beginning on page 10 of this prospectus. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Securities by the selling security holders, although we could receive up to approximately $9.25 million upon exercise of outstanding warrants. Any amounts we receive from such exercises will be used for general corporate purposes. The selling security holders will bear all commissions and discounts, if any, attributable to the sale of Securities. We will bear all expenses incurred in registering the Securities for resale, including our legal and accounting fees.
Our common stock is traded on the Nasdaq Global Market (“NASDAQ”) under the symbol “FLNT.” The last reported sale price of our common stock on August 12, 2019 was $3.01 per share.
Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is August 22, 2019.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, the selling security holders may, from time to time, sell the Securities in one or more offerings or resales.
In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling security holders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.
The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference” on page 15 of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in “Where You Can Find More Information” on page 14 of this prospectus.
Neither we nor any agent or selling security holder has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related authorized free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related authorized free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in “Where You Can Find More Information” on page 14 of this prospectus.
As used in this prospectus, unless the context indicates otherwise, the terms “we,” “our,” “us,” the “Company,” or “registrant” refer to Fluent, Inc. and includes its subsidiaries and predecessors.

ii

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, especially the risks of investing in our securities discussed under “Risk Factors” in this prospectus beginning on page 3 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as they may be amended, and any accompanying prospectus supplement, as well as the risk factors discussed in the documents incorporated by reference herein. See “Where You Can Find More Information” on page 14 of this prospectus for a further discussion on incorporation by reference.
Overview
Fluent, Inc. is a Delaware corporation formerly known as Cogint, Inc. We are an industry leader in data-driven digital marketing services. We primarily perform customer acquisition services by operating highly-scalable digital marketing campaigns, through which we connect our advertiser clients with consumers they are seeking to reach. We deliver data and performance-based marketing executions to our clients, which in 2018 included over 500 consumer brands, direct marketers and agencies across a wide range of industries, including Financial Services, Retail & Consumer, Media & Entertainment, Staffing & Recruitment and Marketing Services.
We attract consumers at scale to our owned digital media properties primarily through promotional offerings and employment opportunities. On average, our websites receive over 900,000 first-party user registrations daily, which include users’ names, contact information and opt-in permission to present them with offers on behalf of our clients. According to comScore, we reach 13% of the U.S. digital population on a monthly basis through our owned media properties. Nearly 90% of these users engaged with our media on their mobile devices or tablets. Our always-on, real-time capabilities enable users to access our media whenever and wherever they choose.
Once users have registered with our sites, we integrate proprietary direct marketing technologies to engage them with surveys, polls and other experiences, through which we learn about their lifestyles, preferences and purchasing histories. Based on these insights, we serve targeted, relevant offers to them on behalf of our clients. As new users register and engage with our sites and existing registrants re-engage, we believe the enrichment of our database enables expansion of our addressable client base and improves the effectiveness of our performance-based campaigns.
Since our inception, we have amassed a large, proprietary database of first-party, self-declared user information and preferences. We have permission to contact the majority of users in our database through multiple channels, such as email, home address, telephone, push notifications and SMS text messaging. We leverage our data primarily to serve advertisements that we believe will be relevant to users based on the information they have provided. We have also begun to leverage our existing database into new revenue streams, including utilization-based models, such as programmatic advertising and identity resolution, as well as services-based models, such as marketing research and insights.
Corporate History
On March 20, 2015, the entity now known as Fluent, Inc. was incorporated in Delaware under the name Tiger Media, Inc. On April 30, 2015, Tiger Media, Inc. changed its name to IDI, Inc.
On December 9, 2015, IDI, Inc. completed the acquisition of Fluent, Inc., which merged into a wholly-owned subsidiary of IDI, Inc. and continued as the surviving company under the name Fluent, LLC. IDI, Inc. changed its name to Cogint, Inc. on September 26, 2016.

On March 26, 2018, Cogint, Inc. completed a spin-off of its risk management business by way of a pro rata distribution of all the shares of common stock of its wholly-owned subsidiary, Red Violet, Inc., to its stockholders of record as of March 19, 2018 and certain warrant holders.
Following the spin-off, Cogint, Inc.’s common stock continued trading on The NASDAQ Stock Market, and Red Violet became an independent public company, which owns all of the subsidiaries that previously operated Cogint Inc.'s risk management business.
On April 16, 2018, Cogint, Inc. changed its name to Fluent, Inc., and its common stock continued trading on NASDAQ under the ticker symbol “FLNT.”

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The Offering

Securities offered by us	None.

Common stock offered by selling security holders	1,565,443 shares.(1)

Common stock outstanding immediately prior to this offering	76,765,952 shares. (2)

Common stock outstanding immediately after this offering	76,765,952 shares. (2) (3)

Selling security holders	All of the Securities are being offered by the selling security holders named herein. See “Selling Security Holders” on page 7 of this prospectus for more information.

Plan of distribution
The selling security holders may offer the Securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, through one or more methods or means as described in the section entitled “Plan of Distribution” beginning on page 10 of this prospectus.

Use of Proceeds
We will not receive any proceeds from the resale by the selling security holders of the Securities offered by this prospectus. We could, however, receive up to up to approximately $9.25 million upon exercise of outstanding warrants. Any amounts we receive from such exercises will be used for general corporate purposes.

Risk Factors
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors identified in this prospectus under “Risk Factors” beginning on page 3 of this prospectus.

NASDAQ Symbol	Our common stock is traded on NASDAQ Global Market under the symbol “FLNT.”

(1)	The shares of the common stock registered hereunder consist of 1,565,443 shares of the common stock issuable upon exercise of outstanding warrants.
(2)	The number of shares of common stock outstanding is as of June 30, 2019, and excludes the following as of that date:
•	2,814,002 shares of common stock that have vested but have not yet been delivered;
•	5,608,656 shares of common stock underlying awards of unvested Restricted Stock Units, or RSUs, and stock options;
•	112,000 shares of common stock issuable upon the exercise of outstanding stock options; and
•	2,398,776 shares of common stock issuable upon the exercise of outstanding warrants.
(3)	Assumes the exercise of all of the outstanding warrants registered hereunder.

RISK FACTORS
Investment in the Securities involves risks. Before you invest in the Securities, you should carefully consider the risk factors below and those incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2018 and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934 and risk factors and other information contained in any applicable prospectus supplement. The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the Securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the Securities Act and the Exchange Act. These forward-looking statements contain information about our expectations, beliefs or intentions regarding our product development and commercialization efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management's current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning.
Many factors could cause actual results to differ materially from those in forward-looking statements, including those matters identified in the “Risk Factors” section above.
Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. Given these risks and uncertainties, the forward-looking statements discussed in this prospectus and the documents incorporated by reference in this prospectus may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Fluent’s management as of the date of this prospectus or document incorporated by reference into this prospectus, respectively. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations, except as required by law.

USE OF PROCEEDS
We are not selling any Securities under this prospectus and will not receive any proceeds from the sale of our Securities by the selling security holders, although we could receive up to approximately $9.25 million upon exercise of the warrants. Any amounts we receive from such exercises will be used for general corporate purposes, including working capital and general and administrative expenses.

ISSUANCE OF SECURITIES TO SELLING SECURITY HOLDERS
This prospectus covers securities which we issued in two separate transactions.
Additional Warrants issued to certain selling security holders. On October 17, 2017, we entered into that certain (i) First Amendment to Common Stock Purchase Warrant and Notice of Exercise with Intracoastal Capital, LLC (“Intracoastal”), regarding 166,667 warrants to purchase common stock, at an exercise price of $3.75 per share (the “Intracoastal $3.75 Warrant Amendment”); (ii) First Amendment to Common Stock Purchase Warrant and Notice of Exercise with Intracoastal regarding 250,000 warrants to purchase common stock at an exercise price of $8.00 per share (the “Intracoastal $8.00 Warrant Amendment”); (iii) First Amendment to Common Stock Purchase Warrant and Notice of Exercise with Intracoastal regarding 320,102 warrants to purchase common stock at an exercise price of $10.00 per share (the “Intracoastal $10.00 Warrant Amendment”); and (iv) First Amendment to Common Stock Purchase Warrant and Notice of Exercise with Anson Investments Master Fund LP (“Anson”) regarding 125,000 warrants to purchase common stock at an exercise price of $8.00 per share (individually, the “Anson Warrant Amendment,” and collectively with the Intracoastal $3.75 Warrant Amendment, the Intracoastal $8.00 Warrant Amendment, and the Intracoastal $10.00 Warrant Amendment, the “Warrant Amendments”), pursuant to which the Company agreed to reduce the exercise price of all common stock warrants described above to $3.00 per share, and Intracoastal and Anson separately agreed to exercise all common stock warrants held by them.
The Warrant Amendments also provide that the Company deliver to each of Anson and Intracoastal an additional warrant for Common Stock equal to twenty-five percent (25%) of the number of shares exercised pursuant to the applicable Warrant Amendment(s), at an exercise price of $5.35 per share (each, an “Additional Warrant,” and collectively, the “Additional Warrants”). The Additional Warrant provided to Intracoastal is exercisable into 184,193 shares of common stock. The Additional Warrant provided to Anson is exercisable into 31,250 shares of common stock. The Additional Warrants are exercisable from the date of issuance and expire on the earlier of the close of business on the two year anniversary of (i) the date the registration statement registering the resale of the underlying shares is declared effective by the Securities and Exchange Commission, or (ii) the commencement date that such Additional Warrant may be exercised by means of a “cashless exercise” pursuant to Section 1(c) thereof. The Company has agreed to register the resale of the shares of Common Stock underlying the Additional Warrants.
January 2018 Financing. On January 10, 2018, we entered into a definitive securities purchase agreement (the “July 2018 Purchase Agreement”) with certain qualified institutional buyers (the “Purchasers”) set forth on the signature pages of the July 2018 Purchase Agreement for the purchase and sale of an aggregate of 2,700,000 shares of the Company’s common stock in a registered direct offering for gross proceeds of $13.5 million. The purchase price paid by the Purchasers was $5.00 per share. Simultaneously, the Company conducted a private placement offering with the same Purchasers through which it issued to the Purchasers, for no additional consideration, warrants to purchase an aggregate of 1,350,000 shares of common stock (the “Placement Warrants”). The Placement Warrants have an exercise price of $6.00 per share and are exercisable from the date of issuance and expire on the earlier of the close of business on the two year anniversary of (i) the date the registration statement registering the resale of the underlying shares is declared effective by the Securities and Exchange Commission or (ii) the commencement date that the Placement Warrants may be exercised by means of a “cashless exercise” pursuant to Section 1(c) thereof.
This prospectus relates to the resale of the common stock underlying the Additional Warrants and the Placement Warrants.

SELLING SECURITY HOLDERS
An aggregate of 1,565,443 shares of common stock are being registered for resale by the selling security holders under this prospectus, all of which are issuable upon the exercise of either (i) Additional Warrants or (ii) Placement Warrants held by the selling security holders. With respect to the shares issuable upon exercise of warrants, there are (i) Additional Warrants to purchase 215,443 shares at an exercise price of $5.35 and Placement Warrants to purchase 1,350,000 shares at an exercise price of $6.00. For purposes of this prospectus, we have assumed that all outstanding warrants are exercised for cash. For a full description of the terms of the warrants, see the forms of warrants, which are incorporated by reference as exhibits to this Registration Statement.
To the extent permitted by law, the selling security holders listed below may resell their Securities pursuant to this prospectus. We have registered Securities to permit the selling security holders and their respective permitted transferees or other successors-in-interest that receive their Securities from the selling security holders after the date of this prospectus to resell their Securities.
The following tables sets forth the number of shares of common stock beneficially owned by the selling security holders as of the date of this prospectus and the number of shares of common stock being offered by the selling security holders. The selling security holders are not making any representation that any Securities covered by this prospectus will be offered for sale. The selling security holders reserve the right to accept or reject, in whole or in part, any proposed sale of Securities. The following table assumes that all of the Securities, as the case may be, being registered pursuant to this prospectus will be sold.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the Securities beneficially owned by them. The inclusion of any Securities in these tables does not constitute an admission of beneficial ownership for the person named below. Except as noted in the footnotes below, none of the selling security holders has had any material relationship with our Company within the past three years.

Name of Selling Security Holder	Number of Shares Beneficially Owned Prior to the Offering			Voting %	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering	Voting %
	Common Shares	Warrant Shares(1)	Total
Anson Investments Master Fund (2)	—	31,250	31,250	*	31,250	—	—
Intracoastal Capital (3)	—	784,193	784,193	*	784,193	—	—
OTA, LLC (4)	—	500,000	500,000	*	500,000	—	—
Superius Securities Group Inc. Profit Sharing Plan (5)	261,269	250,000	511,269	*	250,000	261,269	*
* Less than one percent.
(1)	Represents the number of shares of common stock issuable upon the exercise of warrants held by such holder.
(2)
Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Securities that are held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of the Securities except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave, George Town, Grand Cayman.

(3)
Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the Securities that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the Securities reported herein that are held by Intracoastal. The address for Intracoastal is 2211A Lakeside Drive, Bannockburn, Illinois 60015.

(4)
Ira M. Leventhal, a senior managing director of OTA LLC (“OTA”), has voting and investment control over the Securities. As a result, Mr. Leventhal may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the Securities that are held by OTA LLC. The address for OTA is One Manhattanville Road, Purchase, New York 10577. OTC is a registered broker-dealer and, as such, may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any discount, commission, concession or profit it earns on any resale of Securities may be underwriting discounts and commissions under the Securities Act.

(5)
James H. Hudgins has voting and investment control over the Securities held by the Superius Securities Group Inc. Profit Sharing Plan (“Superius”). As a result, Mr. Hudgins may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the Securities that are held by Superius. The address for Superius is 94 Grand Ave, Englewood NJ 07631.

DESCRIPTION OF COMMON STOCK
We are authorized to issue 200,000,000 shares of common stock, par value $0.0005 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.
The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.
As of August 12, 2019, we have 76,765,952 shares of common stock outstanding. In addition, we have entered agreements pursuant to which, subject to certain vesting and delivery conditions, we may issue an additional 10,916,767 shares of common stock underlying restricted stock units, warrants and stock options.
Preferred Stock
We are authorized to issue 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders.
As of August 12, 2019, no shares of preferred stock are outstanding.
Transfer Agent
We have appointed Continental Stock Transfer & Trust as our transfer agent. Their contact information is: 17 Battery Place, New York, NY 10004, phone number (212) 845-3249, www.continentalstock.com.

PLAN OF DISTRIBUTION
The selling security holders which as used herein includes their pledgees, donees, transferees assignees and successors, may from time to time offer and sell some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
Any or all of the selling security holders may offer the Securities from time to time, either in increments or in a single transaction. The selling security holders may also decide not to sell all the Securities they are allowed to sell under this prospectus. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
The selling security holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Securities on any stock exchange, market or trading facility on which the Securities are traded or quoted, in the over the counter market or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling security holders may use any one or more of the following methods when selling the Securities:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this registration statement becomes effective;
•	an agreement with broker-dealers to sell as agent for the selling security holders a specified number of such shares at a stipulated price per share or otherwise at the prevailing market price;
•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to ordinary shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
Certain of the selling security holders may enter into hedging transactions from time to time in which a selling security holder may:

•
enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of Securities, in which case such broker-dealer or other person may use Securities received from the selling security holder to close out its short positions;

•	sell Securities short and re-deliver Securities offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with its short positions;
•
enter into option or other types of transactions that require the selling security holder to deliver Securities to a broker-dealer or any other person, who will then resell or transfer the Securities under this prospectus; or

•
loan or pledge the Securities to a broker-dealer or any other person, who may sell the loaned Securities or, in an event of default in the case of a pledge, sell the pledged Securities under this prospectus.

The selling security holders may also sell Securities under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 and Regulation S under the Securities Act, rather than under this prospectus.
Resales by selling security holders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling security holder’s agent in the resale of the Securities by the selling security holder, or the securities firm may purchase Securities from the selling security holder as principal and thereafter resell those Securities from time to time. Securities firms may, to the extent permissible, receive commissions, concessions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of Securities, from the purchaser) in amounts to be negotiated.
Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the selling security holders will sell any or all of the Securities registered pursuant to this registration statement.
Certain of the selling security holders may from time to time pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Securities from time to time under this prospectus, or under an amendment to this prospectus or a prospectus supplement to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.
The selling security holders (which may include OTA, LLC, one of the selling security holders and a registered broker-dealer) and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities sold hereunder will be paid by the selling security holder and/or the purchasers.
If a selling security holder uses this prospectus for any sale of Securities, it will be subject to the prospectus delivery requirements of the Securities Act. The selling security holders will be responsible for complying with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling security holders in connection with resales of their respective Securities under this prospectus. Regulation M may limit the timing of purchases and sales of any of the Securities by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.
We will pay all expenses of the registration of the resale of the Securities, including, without limitation, SEC filing fees and expenses of compliance with federal securities or state “blue sky” or securities laws; provided, however, that the selling security holders will pay all discounts and commissions, if any, to underwriters, selling brokers, dealer managers and similar persons. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS
The legality of the Securities in respect of which this prospectus is being delivered will be passed on for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The audited financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.
Fluent’s principal executive offices are located at 300 Vesey Street, 9th Floor, New York, New York 10282, and our telephone number is (646) 669-7272. Our internet website is www.fluentco.com. The website address provided in this prospectus is not intended to function as a hyperlink and information obtained on the website is not and should not be considered part of this prospectus and is not incorporated by reference in this prospectus or any filing with SEC.
Additionally, we make our SEC filings available, free of charge, on our website at http://investors.fluentco.com/ as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 18, 2019;
•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed with the SEC on May 10, 2019;
•	Our Quarterly Report on Form 10-Q for the three months ended June 30, 2019, filed with the SEC on August 9, 2019;
•	Our Current Reports on Form 8-K filed with the SEC on February 5, 2019, February 19, 2019, June 10, 2019, June 19, 2019 and July 8, 2019;
•	The description of our capital stock contained in our registration statement on Form 8-A filed on September 26, 2016 and our registration statement on Form S-3 filed on June 17, 2016.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
This prospectus as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus, respectively.
We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Fluent, Inc., Attn: Legal Department, 300 Vesey Street, 9th Floor New York, NY 10282, or you may call us at (646) 669-7272.

FLUENT, INC.
1,565,443 Shares of Common Stock

PROSPECTUS

August 22, 2019
Neither we nor any agent or selling security holder has authorized any person to give any information or to make any representations other than those contained in this prospectus, any prospectus supplement or any related authorized free writing prospectus prepared by or on behalf of us or to which we have referred you. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.